UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

APARTMENT INCOME REIT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-39686	84-1299717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1700
Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 6, 2022, Apartment Income REIT Corp., a Maryland corporation (the “Company”), and its operating partnership, Apartment Income REIT, L.P., a Delaware limited partnership (“AIR OP”), entered into equity distribution agreements (the “Sales Agreements”) with each of Citigroup Global Markets Inc., BofA Securities, Inc., Evercore Group L.L.C, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (or certain of their respective affiliates) in their capacity as Agents, as Forward Sellers and/or as Forward Purchasers, in each case as described below, relating to (i) the issuance and sale by the Company to or through the Agents, from time to time, of shares (the “Issuance Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), and (ii) the sale by the Forward Sellers, as agents on behalf of the Forward Purchasers, of Common Stock (the “Forward Shares” and, together with the Issuance Shares, the “Securities”), with the Securities to be sold under the Sales Agreements not to exceed an aggregate gross sales price of $500,000,000 (the “ATM Program”). We refer to these entities, when acting in their capacity as principals or sales agents for the Company, individually as a “Agent” and collectively as the “Agents,” when acting in their capacity as counterparties to forward sale agreements, individually as a “Forward Purchaser” and collectively as the “Forward Purchasers,” and when acting in their capacity as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as the “Forward Sellers.”

The Sales Agreements contemplate that, in addition to the issuance and sale of Common Stock by the Company to or through the Agents, acting as principals or sales agents, the Company may also enter into one or more forward sale transactions under separate master forward confirmations (the “Master Forward Confirmations”) and related supplemental confirmations with each of the Forward Purchasers. In connection with each such forward sale transaction, we expect that the relevant Forward Purchaser or one of its affiliates will use commercially reasonable efforts to attempt to borrow from third parties and, through the relevant Forward Seller, sell a number of Forward Shares equal to the number of shares of Common Stock underlying such forward sale transaction in order to hedge such Forward Purchaser’s exposure under such forward sale transaction.

The sales, if any, of the Issuance Shares will be made through the Sales Agents acting as sales agents for the Company or directly to the Agents acting as principals. If the Company sells Issuance Shares to any Agent as principal, it will enter into a separate terms agreement with such Agent. The sales, if any, of the Forward Shares will be made through the Forward Sellers, acting as agents for the applicable Forward Purchasers. The sales, if any, of the Securities will be made by any method permitted by law deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock or to or through a market maker, or by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades. Actual sales will depend on a variety of factors to be determined by the Company from time to time. The Company has no obligation to sell any of the Securities under the Sales Agreements, and may at any time, subject to certain conditions and notice requirements, suspend sales under the Sales Agreements.

The Sales Agreements provide that each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share of all Issuance Shares sold through it as sales agent. The Sales Agreements also provide that each Forward Seller will be entitled to commissions at a mutually agreed rate of up to 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of the Common Stock sold through such Forward Seller during the applicable forward hedge selling period for such Forward Shares (subject to certain adjustments), which commissions will be in the form of a reduced initial forward sale price under the related forward sale transaction.

The foregoing description of the Sales Agreements is a summary and is qualified in its entirety by reference to the form of Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Master Forward Confirmations and related supplemental confirmations is qualified in its entirety by reference to the form of Master Forward Confirmation, which is included as Exhibit D to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Although the Company currently expects to physically settle any forward sale transaction with the relevant Forward Purchaser on one or more dates specified by us on or prior to the latest potential settlement date pursuant to such forward sale transaction, the Company will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the Forward Shares it has agreed to sell under such forward sale transaction. If the Company elects to cash settle any forward sale transaction, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale transaction, it will not receive any proceeds, and it may owe shares of Common Stock to the relevant Forward Purchaser in certain circumstances. Any forward sale transaction is subject to early termination or settlement under certain circumstances.

The Company intends to contribute the net proceeds from the sale of Common Stock pursuant to the ATM Program to AIR OP, which subsequently intends to use such net proceeds for general corporate purposes, which may include: the acquisition of properties; full or partial repayment of debt; capital expenditures; working capital; and other general corporate or business purposes. Pending the use of the net proceeds as described above, the Company may use the net proceeds to temporarily reduce its indebtedness or invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with the Company’s intention to qualify as a real estate investment trust. The Company will not receive any proceeds from any sale of borrowed shares of the Common Stock by a Forward Seller, except upon settlement in certain circumstances.

Certain of the Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates are lenders and/or agents under the Company’s revolving credit facility and/or one or both of its term loan credit facilities. To the extent the Company uses the net proceeds of sales under the ATM Program to reduce existing or future indebtedness under its revolving credit facility or one of its term loan facilities, these Agents, Forward Sellers, Forward Purchasers or their affiliates would receive their pro rata portion of any amount that is repaid under the revolving credit facility or term loan facilities, as applicable, with the net proceeds from sales under the ATM Program. The Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Company and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

The Securities will be offered and sold pursuant to an automatic shelf registration statement on Form S-3 Registration Statement (No. 333-261445). The Company filed a prospectus supplement (the “ATM Prospectus Supplement”), dated May 6, 2022, with the Securities and Exchange Commission in connection with the offer, issuance and sale of the Securities.

The Company is also filing this Current Report on Form 8-K to provide the legal opinion of its counsel, DLA Piper LLP (US), Baltimore, Maryland, regarding the legality of the securities covered by the ATM Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

No.	Description

1.1	Form of Equity Distribution Agreement, dated May 6, 2022, among the Company, AIR OP, the Agents, the Forward Sellers and the Forward Purchasers

1.2	Form of Master Forward Confirmation, dated May 6, 2022, between the Company and each Forward Purchaser (included as Exhibit D to Exhibit 1.1 to this Current Report on Form 8-K)

5.1	Opinion of DLA Piper LLP (US), Baltimore, Maryland

23.1	Consent of DLA Piper LLP (US), Baltimore, Maryland (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin Executive Vice President and Chief Financial Officer

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